Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lattice Semiconductor Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358, No. 33-51232, No. 33-69496, No. 333-15737, No. 333-40031, No. 333-69467, No. 333-67274, No. 333-99247, No. 333-120959, No. 333-143387, No. 333-176133, and No. 333-182047 of Lattice Semiconductor Corporation of our reports dated March 8, 2013, with respect to the consolidated balance sheets of Lattice Semiconductor Corporation and subsidiaries as of December 29, 2012 and December 31, 2011, and the related consolidated statements of operations and comprehensive (loss) income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 29, 2012, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 29, 2012, which reports appear in the December 29, 2012 annual report on Form 10-K of Lattice Semiconductor Corporation.

/s/ KPMG LLP

Portland, Oregon
March 8, 2013